NEOS formerly SHP EFT Trust

Exhibit 99 (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the references to our firm in this Registration Statement on Form N-1A of Mast Global Battery Recycling & Production ETF, a series of NEOS ETF Trust under the headings “Independent Registered Public Accounting Firm” in the Prospectus and Statement of Additional Information.

COHEN & COMPANY, LTD.

Philadelphia, Pennsylvania

November 8, 2023

C O H E N & C O M P A N Y , L T D .

800.229.1099  |  866.818.4538 fax  |  cohencpa.com

Registered with the Public Company Accounting Oversight Board